Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Global High Yield Fund:

We consent to the use of our report dated July 15, 2014 with respect to the financial statements and financial highlights of Oppenheimer Global High Yield Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
September 24, 2014